SUB-ITEM Q(1)(g)
ANNEX A-2 - FORM OF AGREEMENT AND PLAN OF
REORGANIZATION, NON-MONEY MARKET FUNDS
     THIS AGREEMENT AND PLAN OF
REORGANIZATION (the "Agreement") is made as of this [14th] day of [July], 2011, by and between Federated Asset Allocation Fund, a Massachusetts business trust, with its principal place of business at 5800 Corporate Drive, Pittsburgh, Pennsylvania, 15237 (the "Federated Trust"), with respect to its Federated Asset Allocation Fund (the "Acquiring Fund"), a series of the Federated Trust, and EquiTrust Series
Fund, Inc., a Maryland Corporation, with its principal place of business at 5400 University Avenue, West Des Moines, Iowa
50266 (the "EquiTrust Fund"), with respect to its Managed Portfolio, a series of the EquiTrust Fund (the "Acquired Fund" and, collectively with the Acquiring Fund, the "Funds").
     This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder. The reorganization will consist of:
(i) the transfer of substantially all of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for Class A and Institutional Shares, no par value per share, of the Acquiring Fund ("Acquiring Fund Shares"); (ii) the distribution of Class A Shares of the Acquiring Fund to the holders of Class A and Class B Shares of the Acquired Fund; (iii) the distribution of Institutional Shares of the Acquiring Fund to the holders of Class I Shares of the Acquired Fund; and
(iv) the liquidation of the Acquired Fund as provided herein, all upon the terms and conditions set forth in this Agreement
(the "Reorganization").
     WHEREAS, the Acquiring Fund and the Acquired Fund are separate series of the Federated Trust and the EquiTrust
Fund, respectively, and the Federated Trust and the EquiTrust
Fund are open-end, registered management investment companies and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring
Fund is permitted to invest;
     WHEREAS, the Acquiring Fund and the Acquired Fund are authorized to issue their shares of beneficial interests and common stock, respectively;
     WHEREAS, the Trustees of the Federated Trust have determined that the Reorganization, with respect to the Acquiring Fund, is in the best interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund will not be diluted as a result of the Reorganization;
     WHEREAS, the Directors of the EquiTrust Fund have determined that the Reorganization, with respect to the Acquired Fund, is in the best interests of the Acquired Fund;
     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
ARTICLE I
TRANSFER OF ASSETS OF THE ACQUIRED FUND IN
EXCHANGE FOR ACQUIRING FUND
SHARES AND LIQUIDATION OF THE ACQUIRED FUND
     1.1 THE EXCHANGE. Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, the Acquired
Fund agrees to transfer substantially all of its assets, as set forth in paragraph 1.2, to the Acquiring Fund. In exchange, the Acquiring Fund agrees: (i) to deliver to the Acquired Fund the number of each class of full and fractional Acquiring
Fund Shares, determined by (a) multiplying the shares outstanding of each class of shares of the Acquired Fund (the "Acquired Fund Shares") by (b) the ratio computed by dividing (x) the net asset value per share of such class of Acquired Fund Shares computed in the manner and as of the time and date set forth in paragraph 2.1 by (y) the net asset value per share of the corresponding class of Acquiring Fund
Shares computed in the manner and as of the time and date set forth in paragraph 2.2. Holders of Class A and Class B
Shares of the Acquired Fund will receive Class A Shares of the Acquiring Fund. Holders of the Class I Shares of the Acquired
Fund will receive Institutional Shares of the Acquiring Fund.
Such transactions shall take place at the closing on the Closing Date provided for in paragraph 3.1.
     1.2 ASSETS TO BE ACQUIRED. The assets of the
Acquired Fund to be acquired by the Acquiring Fund shall consist of all the assets of the Acquired Fund, including, without limitation, cash, securities, commodities, interests in futures and dividends or interest receivable, owned by the Acquired Fund, other than any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Closing Date. Such assets not acquired by the Acquiring Fund shall be excluded from the calculation of net asset value per share of each class of the Acquired Fund Shares under this Agreement.
     The Acquired Fund has provided the Acquiring Fund with its most recent audited financial statements, which contain a list of all of the Acquired Fund's assets as of the date of such statements. The Acquired Fund hereby represents that as of the date of the execution of this Agreement, there have been no changes in its financial position as reflected in such financial statements other than those occurring in the ordinary course of business in connection with the purchase and sale of securities, the issuance and redemption of Acquired Fund Shares and the payment of normal operating expenses, dividends and capital gains distributions.
     1.3 LIABILITIES TO BE DISCHARGED. The Acquired
Fund will discharge all of its liabilities and obligations prior to the Closing Date.
     1.4 LIQUIDATION AND DISTRIBUTION. On or as soon after the Closing Date as is conveniently practicable:
(a) the Acquired Fund will distribute in complete liquidation of the Acquired Fund, pro rata to its shareholders of record, determined as of the close of business on the Closing Date
(the "Acquired Fund Shareholders"), all of the Acquiring Fund Shares received by the Acquired Fund pursuant to paragraph 1.1; and (b) the Acquired Fund will thereupon proceed to dissolve and terminate as set forth in paragraph 1.8 below. Such distribution will be accomplished by the transfer of Acquiring Fund Shares credited to the account of the Acquired Fund on the books of the Acquiring
Fund to open accounts on the share records of the Acquiring
Fund in the name of the Acquired Fund Shareholders, and representing the respective pro rata number of Acquiring Fund Shares due such shareholders. All issued and outstanding
Acquired Fund Shares will simultaneously be canceled on the books of the Acquired Fund. The Acquiring Fund shall not issue certificates representing Acquiring Fund Shares in connection with such transfer. After the Closing Date, the Acquired Fund shall not conduct any business except in connection with its termination.
     1.5 OWNERSHIP OF SHARES. Ownership of Acquiring
Fund Shares will be shown on the books of the Acquiring
Fund's transfer agent. Acquiring Fund Shares will be issued simultaneously to the Acquired Fund, in an amount determined under paragraph 2.3, to be distributed to Acquired
Fund Shareholders.
     1.6 TRANSFER TAXES. Any transfer taxes payable upon the issuance of Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund Shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.
     1.7 REPORTING RESPONSIBILITY. Any reporting responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired Fund.
     1.8 TERMINATION. The Acquired Fund shall be terminated promptly following the Closing Date and the making of all distributions pursuant to paragraph 1.4.
     1.9 BOOKS AND RECORDS. All books and records of the Acquired Fund, including all books and records required to be maintained under the Investment Company Act of 1940
(the "1940 Act"), and the rules and regulations thereunder, shall be available to the Acquiring Fund from and after the Closing Date and shall be turned over to the Acquiring Fund as soon as practicable following the Closing Date.
     1.10 SALES CHARGES. Holders of Class A, Class B or
Class I Shares of the Acquired Fund as of the Closing Date shall not be subject to any front end or contingent deferred sales load of the Acquiring Fund on shares received on the Closing Date.
ARTICLE II
VALUATION
     2.1 VALUATION OF ACQUIRED FUND SHARES. The net asset value per share of each class of Acquired Fund
Shares shall be the net asset value per share of such class of Acquired Fund Shares (excluding any assets excluded from the net asset value calculation under paragraph 2.1) computed at the closing of the Closing Date, using the valuation procedures set forth in the Federated Trust's
Declaration of Trust and the Acquiring Fund's then current prospectus and statement of additional information, or such other valuation procedures as shall be mutually agreed upon by the parties.
     2.2 VALUATION OF ACQUIRING FUND SHARES.
The net asset value per share of each class of Acquiring Fund Shares shall be the net asset value per share of such class of Acquiring Fund Shares computed at the closing on the Closing
Date, using the valuation procedures set forth in the Federated Trust's Declaration of Trust and the Acquiring Fund's then current prospectus and statement of additional information, or such other valuation procedures as shall be mutually agreed upon by the parties.
     2.3 SHARES TO BE ISSUED. The number of each class of Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Acquired Fund's assets, shall be determined by (a) multiplying the shares outstanding of each class of Acquired Fund Shares by (b) the ratio computed by (x) dividing the net asset value per share of such class of Acquired Fund Shares determined in accordance with paragraph 2.1 by (y) the net asset value per share of the corresponding class of Acquiring Fund Shares determined in accordance with paragraph 2.2.
     2.4 DETERMINATION OF VALUE. All computations of value shall be made by State Street Bank and Trust
Company, on behalf of the Acquiring Fund and the Acquired
Fund.
ARTICLE III
CLOSING AND CLOSING DATE
     3.1 CLOSING DATE. The closing shall occur on or about [July 15], 2011, or such other date(s) as the parties may agree to in writing (the "Closing Date"). All acts taking place at the closing shall be deemed to take place at 4:00 p.m. Eastern
Time on the Closing Date unless otherwise provided herein.
The closing shall be held at the offices of Federated Services Company, 1001 Liberty Avenue, Pittsburgh, Pennsylvania
15222-3779, or at such other time and/or place as the parties may agree.
     3.2 CUSTODIAN'S CERTIFICATE. JP Morgan Chase
Bank, N.A., as custodian for the Acquired Fund (the
"Custodian"), shall deliver at the Closing a certificate of an authorized officer stating that: (a) the Acquired Fund's portfolio securities, cash, and any other assets have been delivered in proper form to the Acquiring Fund on the Closing
Date; and (b) all necessary taxes including all applicable federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by the Acquired Fund.
     3.3 EFFECT OF SUSPENSION IN TRADING. In the event that on the scheduled Closing Date, either: (a) the NYSE or another primary exchange on which the portfolio securities of the Acquiring Fund or the Acquired Fund are purchased or sold, shall be closed to trading or trading on such exchange shall be restricted; or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the Closing Date shall be postponed until the first Friday on which the NYSE is open following the business day on which trading is fully resumed and reporting is restored, or such other business day as the parties hereto shall agree.
     3.4 TRANSFER AGENT'S CERTIFICATE. EquiTrust
Investment Management Services, Inc., as transfer agent for the Acquired Fund as of the Closing Date, shall deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of Acquired Fund Shareholders, and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver, or cause EquiTrust Investment
Management Services, Inc., its transfer agent, to issue and deliver, a confirmation evidencing Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the EquiTrust Fund or provide evidence satisfactory to the Acquired Fund that the Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts and other documents, if any, as such other party or its counsel may reasonably request.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     4.1 REPRESENTATIONS OF THE ACQUIRED FUND.
The EquiTrust Fund, on behalf of the Acquired Fund, represents and warrants to the Federated Trust, on behalf of the Acquiring Fund, as follows:



	a)
The Acquired Fund is a separate series of the EquiTrust
Fund, a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland. The EquiTrust Fund is registered as an open-end management investment company under the 1940
Act, and the EquiTrust Fund's registration with the Securities and Exchange Commission (the
"Commission") as an investment company under the 1940 Act is in full force and effect.


	b)
The current prospectus and statement of additional information of the EquiTrust Fund conform in all material respects to the applicable requirements of the Securities Act of 1933 (the "1933 Act") and the 1940
Act, and the rules and regulations thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


	c)
The Acquired Fund is not, and the execution, delivery, and performance of this Agreement (subject to shareholder approval) will not result, in violation of any provision of the EquiTrust Fund's Articles of Incorporation or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquired Fund is a party or by which it is bound.


	d)
The Acquired Fund has no material contracts or other commitments (other than this Agreement) that will be terminated with liability to it before the Closing Date, except for liabilities, if any, to be discharged as provided in paragraph 1.3 hereof.


	e)
Except as otherwise disclosed in writing to and accepted by the Acquiring Fund, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquired Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business, or the ability of the Acquired Fund to carry out the transactions contemplated by this Agreement. The Acquired Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.


	f)
The audited financial statements of the Acquired Fund as of July 31 2010, and for the fiscal year then ended have been prepared in accordance with United States generally accepted accounting principles, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Acquired Fund as of such date, and there are no known contingent liabilities of the Acquired Fund as of such date that are not disclosed in such statements.


	g)
The unaudited financial statements of the Acquired
Fund as of January 31, 2011, and for the six months then ended have been prepared in accordance with United States generally accepted accounting principles, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Acquired Fund as of such date, and there are no known contingent liabilities of the Acquired Fund as of such date that are not disclosed in such statements.


	h)
Since the date of the financial statements referred to in paragraph (g) above, there have been no material adverse changes in the Acquired Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring
Fund. For the purposes of this paragraph (h), a decline in the net asset value of the Acquired Fund shall not constitute a material adverse change.


	i)
As of the date hereof, except as previously disclosed to the Acquiring Fund in writing, and except as have been corrected as required by applicable law, and to the best of the Acquired Fund's knowledge, there have been no material miscalculations of the net asset value of the Acquired Fund or the net asset value per share of any class of shares during the twelve-month period preceding the date hereof and preceding the Closing Date, and all such calculations have been made in accordance with the applicable provisions of the 1940 Act.


	j)
The minute books and other similar records of the EquiTrust Fund as made available to the Acquiring Fund prior to the execution of this Agreement contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders of the Acquired Fund, the EquiTrust Fund's
Board of Directors and committees of the EquiTrust
Fund's Board of Directors. The stock transfer ledgers and other similar records of the Acquired Fund as made available to the Acquiring Fund prior to the execution of this Agreement, and as existing on the Closing Date, accurately reflect all record transfers prior to the execution of this Agreement, or the Closing Date, as applicable, in the shares of the Acquired Fund.


	k)
The EquiTrust Fund has maintained, or caused to be maintained on its behalf, all books and records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder.


	l)
All federal and other tax returns and reports of the Acquired Fund required by law to be filed, have been filed, and all federal and other taxes shown due on such returns and reports have been paid, or provision shall have been made for the payment thereof. To the best of the Acquired Fund's knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.


	m)
All issued and outstanding shares of the Acquired Fund are duly and validly issued and outstanding, fully paid and non-assessable by the Acquired Fund. All of the issued and outstanding shares of the Acquired Fund will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the Acquired Fund's transfer agent as provided in paragraph 3.4. The Acquired Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any of the Acquired Fund Shares, and has no outstanding securities convertible into any of the Acquired Fund Shares.


	n)
At the Closing Date, the Acquired Fund will have good and marketable title to the Acquired Fund's assets to be transferred to the Acquiring Fund pursuant to paragraph 1.2, and full right, power, and authority to sell, assign, transfer, and deliver such assets hereunder, free of any lien or other encumbrance, except those liens or encumbrances to which the Acquiring Fund has received notice, and, upon delivery and payment for such assets, and the filing of any articles, certificates or other documents under the laws of the State of Maryland, the Acquiring Fund will acquire good and marketable title, subject to no restrictions on the full transfer of such assets, other than such restrictions as might arise under the 1933 Act, and other than as disclosed to and accepted by the Acquiring Fund.


	o)
The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquired Fund. Subject to approval by the Acquired Fund shareholders, this Agreement constitutes a valid and binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.


	p)
The information to be furnished by the Acquired Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other applicable laws and regulations.
	q)
From the effective date of the Registration Statement (as defined in paragraph 5.7), through the time of the meeting of the Acquired Fund shareholders and on the Closing Date, any written information furnished by the EquiTrust Fund with respect to the Acquired Fund for use in the Proxy Materials (as defined in paragraph 5.7), or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.


	r)
The Acquired Fund has qualified and elected to be treated as a "regulated investment company" under the Code (a "RIC"), as of and since its first taxable year of operations; and qualifies and will continue to qualify as a RIC under the Code for its taxable year ending upon its liquidation.


	s)
No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the Securities
Exchange Act of 1934 (the "1934 Act"), the 1940 Act or
Maryland law for the execution of this Agreement by the EquiTrust Fund, for itself and on behalf of the Acquired
Fund, except for the effectiveness of the Registration
Statement, and the filing of any articles, certificates or other documents that may be required under Maryland law, and except for such other consents, approvals, authorizations and filings as have been made or received, and such consents, approvals, authorizations and filings as may be required subsequent to the Closing
Date, it being understood, however, that this Agreement and the transactions contemplated herein must be approved by the shareholders of the Acquired Fund as described in paragraph 5.2.
     4.2 REPRESENTATIONS OF THE ACQUIRING
FUND. The Federated Trust, on behalf of the Acquiring Fund, represents and warrants to the EquiTrust Fund, on behalf of the Acquired Fund, as follows:



	a)
The Acquiring Fund is a separate series of a business trust, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.


	b)
The Federated Trust is registered as an open-end management investment company under the 1940 Act, and the Federated Trust's registration with the Commission as an investment company under the 1940
Act is in full force and effect.


	c)
The current prospectus and statement of additional information of the Acquiring Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make such statements therein, in light of the circumstances under which they were made, not misleading.


	d)
The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not, result in a violation of the Federated Trust's Declaration of Trust or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquiring Fund is a party or by which it is bound.


	e)
Except as otherwise disclosed in writing to and accepted by the Acquired Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquiring Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business or the ability of the Acquiring Fund to carry out the transactions contemplated by this Agreement. The Acquiring Fund knows of no facts that might form the basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated herein.


	f)
The financial statements of the Acquiring Fund as of July 31, 2010 and for the fiscal year then ended have been prepared in accordance with United States generally accepted accounting principles, and such statements (copies of which have been furnished to the Acquired Funds) fairly reflect the financial condition of the Acquiring Fund as of such date, and there are no known contingent liabilities of the Acquiring Fund as of such date that are not disclosed in such statements.


	g)
The unaudited financial statements of the Acquired
Fund as of January 31, 2011, and for the six months then ended have been prepared in accordance with United States generally accepted accounting principles, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Acquired Fund as of such date, and there are no known contingent liabilities of the Acquired Fund as of such date that are not disclosed in such statements.


	h)
Since the date of the financial statements referred to in paragraph (g) above, there have been no material adverse changes in the Acquiring Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquired Fund. For the purposes of this paragraph (h), a decline in the net asset value of the Acquiring Fund shall not constitute a material adverse change.


	i)
All federal and other tax returns and reports of the Acquiring Fund required by law to be filed, have been filed, and all federal and other taxes shown due on such returns and reports have been paid, or provision shall have been made for the payment thereof. To the best of the Acquiring Fund's knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.


	j)
All issued and outstanding Acquiring Fund Shares are duly and validly issued and outstanding, fully paid and non-assessable by the Acquiring Fund. The Acquiring
Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any Acquiring Fund
Shares, and there are no outstanding securities convertible into any Acquiring Fund Shares.


	k)
The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund, and this Agreement constitutes a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.


	l)
Acquiring Fund Shares to be issued and delivered to the Acquired Fund for the account of the Acquired Fund
Shareholders pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized.
When so issued and delivered, such shares will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable.


	m)
The information to be furnished by the Acquiring Fund for use in no-action letters, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.


	n)
From the effective date of the Registration Statement (as defined in paragraph 5.7), through the time of the meeting of the Acquired Fund shareholders and on the Closing Date, any written information furnished by the Federated Trust with respect to the Acquiring Fund for use in the Proxy Materials (as defined in paragraph 5.7), or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.


	o)
The Acquiring Fund has qualified and elected to be treated as a RIC under the Code as of and since its first taxable year of operations; and qualifies and shall continue to qualify as a RIC under the Code for its current taxable year.



	p)
No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the 1934 Act, the 1940 Act or Massachusetts law for the execution of this Agreement by the Federated Trust, for itself and on behalf of the Acquiring Fund, or the performance of the Agreement by the Federated Trust, for itself and on behalf of the Acquiring Fund, except for the effectiveness of the Registration Statement, and the filing of any articles, certificates or other documents that may be required under Massachusetts law, and such other consents, approvals, authorizations and filings as have been made or received, and except for such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.


	q)
The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and any state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.
ARTICLE V
COVENANTS OF THE ACQUIRING FUND AND THE
ACQUIRED FUND
     5.1 OPERATION IN ORDINARY COURSE. The
Acquiring Fund and the Acquired Fund will each operate its respective business in the ordinary course between the date of this Agreement and the Closing Date, it being understood that such ordinary course of business will include customary dividends and shareholder purchases and redemptions.
     5.2 APPROVAL OF SHAREHOLDERS. The EquiTrust
Fund will call a special meeting of the Acquired Fund shareholders to consider and act upon this Agreement and to take all other appropriate action necessary to obtain approval of the transactions contemplated herein.
     5.3 INVESTMENT REPRESENTATION. The Acquired
Fund covenants that the Acquiring Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution, other than in connection with the Reorganization and in accordance with the terms of this Agreement.
     5.4 ADDITIONAL INFORMATION. The Acquired
Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund's shares.
     5.5 FURTHER ACTION. Subject to the provisions of this Agreement, the Acquiring Fund and the Acquired Fund will each take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.
     5.6 STATEMENT OF EARNINGS AND PROFITS. As promptly as practicable, but in any case within sixty days after the Closing Date, the Acquired Fund shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes that will be carried over by the Acquiring Fund as a result of
Section 381 of the Code, and which will be certified by the EquiTrust Fund's Treasurer.
     5.7 PREPARATION OF REGISTRATION
STATEMENT AND SCHEDULE 14A PROXY STATEMENT.
The Federated Trust will prepare and file with the Commission a registration statement on Form N-14 relating to the Acquiring Fund Shares to be issued to shareholders of the Acquired Fund (the "Registration Statement"). The
Registration Statement on Form N-14 shall include a proxy statement and a prospectus of the Acquiring Fund relating to the transaction contemplated by this Agreement. The
Registration Statement shall be in compliance with the 1933
Act, the 1934 Act and the 1940 Act, as applicable. Each party will provide the other party with the materials and information necessary to prepare the registration statement on Form N-14 (the "Proxy Materials"), for inclusion therein, in connection with the meeting of the Acquired Fund's shareholders to consider the approval of this Agreement and the transactions contemplated herein.

     5.8 On or before the Closing Date, the Acquired Fund shall have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of the Acquired Fund's investment company taxable income (computed without regard to any deduction for dividends paid), if any, plus the excess, if any, of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for all taxable periods or years ending on or before the Closing
Date, and all of its net capital gains realized (after reduction for any capital loss carry forward), if any, in all taxable periods or years ending on or before the Closing Date.
     5.9 It is the intention of the parties that the transaction will qualify as a reorganization within the meaning of
Section 368(a) of the Code. None of the Federated Trust, EquiTrust, the Acquiring Funds or the Acquired Fund shall take any action or cause and action to be taken (including, without limitation, the filing of any tax return) that is inconsistent with such treatment or that results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code. At or prior to the Closing Date, the parties to this Agreement will take such reasonable action, or cause such action to be taken, as is reasonably necessary to enable K&L Gates LLP to render the tax opinion contemplated in this Agreement.
ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
ACQUIRED FUND
     The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all the obligations to be performed by the Acquiring Fund pursuant to this Agreement on or before the Closing Date, and, in addition, subject to the following conditions:
     All representations, covenants, and warranties of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Acquiring Fund shall have delivered to the Acquired Fund a certificate executed in the Acquiring Fund's name by the Federated Trust's President or
Vice President and its Treasurer, in form and substance satisfactory to the Acquired Fund and dated as of the Closing Date, to such effect and as to such other matters as the Acquired Fund shall reasonably request.
ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
ACQUIRING FUND
     The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund of all the obligations to be performed by the Acquired Fund pursuant to this Agreement, on or before the Closing Date and, in addition, shall be subject to the following conditions:
     All representations, covenants, and warranties of the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of such Closing Date. The Acquired Fund shall have delivered to the Acquiring Fund on such Closing Date a certificate executed in the Acquired Fund's name by the EquiTrust Fund's President or Vice President and the
Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of such Closing Date, to such effect and as to such other matters as the Acquiring Fund shall reasonably request.
     The Acquired Fund shall have delivered to the Acquiring
Fund a statement of the Acquired Fund's assets and liabilities, together with a list of the Acquired Fund's portfolio securities showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer of the EquiTrust Fund.

ARTICLE VIII
FURTHER CONDITIONS PRECEDENT TO
OBLIGATIONS OF THE
ACQUIRING FUND AND ACQUIRED FUND
     If any of the conditions set forth below do not exist on or before the Closing Date with respect to the Acquired Fund or the Acquiring Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:
     8.1 This Agreement and the transactions contemplated herein, with respect to the Acquired Fund, shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with applicable law and the provisions of the EquiTrust Fund's Articles of Incorporation and By-Laws. Certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 8.1.
     8.2 On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act. Furthermore, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.
     8.3 All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of State securities authorities, including any necessary "no-action" positions and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund, provided that either party hereto may waive any such conditions for itself.
     8.4 The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued. To the best knowledge of the parties to this Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.
     8.5 The parties shall have received an opinion of K&L Gates LLP to the effect that for federal income tax purposes:



	a)
The transfer of substantially all of the Acquired Fund's assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares (followed by the distribution of Acquiring Fund Shares to the Acquired Fund
Shareholders in dissolution and liquidation of the Acquired Fund) will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Acquiring Fund and the Acquired Fund will each be a "party to a reorganization" within the meaning of
Section 368(b) of the Code.


	b)
No gain or loss will be recognized by the Acquiring Fund upon the receipt of substantially all the assets of the Acquired Fund solely in exchange for Acquiring Fund
Shares.


	c)
No gain or loss will be recognized by the Acquired Fund upon the transfer of substantially all the Acquired Fund's assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares or upon the distribution (whether actual or constructive) of Acquiring Fund Shares to Acquired Fund Shareholders in exchange for their Acquired Fund Shares.


	d)
No gain or loss will be recognized by any Acquired Fund
Shareholder upon the exchange of its Acquired Fund
Shares for Acquiring Fund Shares.



	e)
The aggregate basis of the Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to the Reorganization will be the same as the aggregate basis of the Acquired Fund Shares exchanged therefor.
The holding period of Acquiring Fund Shares received by each Acquired Fund Shareholder will include the period during which the Acquired Fund Shares exchanged therefor were held by such shareholder, provided the Acquired Fund Shares are held by such shareholder as capital assets at the time of the Reorganization.


	f)
The basis of the Acquired Fund's assets acquired by the Acquiring Fund in the hands of the Acquiring Fund will be the same as the basis of such assets in the hands of the Acquired Fund immediately prior to the Reorganization. The holding period of the assets of the Acquired Fund acquired by the Acquiring Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired
Fund.



Such opinion shall be based on customary assumptions and such representations K&L Gates LLP may reasonably request, and the Acquired Fund and Acquiring Fund will cooperate to make and certify the accuracy of such representations. The foregoing opinion may state that no opinion is expressed as to the effect of the Reorganization on the Acquiring Fund, the Acquired
Fund or any Acquired Fund Shareholder with respect to any asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 8.5.
ARTICLE IX
EXPENSES
     All fees and expenses associated with the Acquiring
Fund's and Acquired Fund's participation in the Reorganization contemplated in this Agreement will be paid by Federated Investment Management Company, EquiTrust
Investment Management Services, Inc. and/or their affiliates, as agreed separately among them. Reorganization expenses include, without limitation: (a) expenses associated with the preparation and filing of the Proxy Materials; (b) postage;
(c) printing; (d) accounting fees; (e) legal fees incurred by each Fund; (f) solicitation costs of the transaction; (g) fees and expenses incurred by the EquiTrust Fund's Trustees in connection with any special Board meetings held in contemplation of the Reorganizations; (h) tail insurance coverage for the EquiTrust Fund's Directors; and (i) other related administrative or operational costs. Notwithstanding the foregoing, fees and expenses shall in any event be paid by the party directly incurring such fees and expenses if and to the extent that the payment of such fees and expenses by Federated Investment Management Company, EquiTrust
Investment Management Services, Inc. and/or their affiliates would result in disqualification of such party as a RIC.
ARTICLE X
ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
     10.1 The Federated Trust, on behalf of the Acquiring
Fund, and the EquiTrust Fund, on behalf of the Acquired
Fund, agree that neither party has made to the other party any representation, warranty and/or covenant not set forth herein, and that this Agreement constitutes the entire agreement between the parties.
     10.2 Except as specified in the next sentence set forth in this paragraph 10.2, the representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement, shall not survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing Date, shall continue in effect beyond the consummation of the transactions contemplated hereunder.

ARTICLE XI
TERMINATION
     This Agreement may be terminated by the mutual agreement of the Federated Trust and the EquiTrust Fund. In addition, either the Federated Trust or the EquiTrust Fund may at its option terminate this Agreement at or before the Closing Date due to:



	a)
a breach by the other of any representation, warranty, or agreement contained herein to be performed at or before the Closing Date, if not cured within 30 days;


	b)
a condition herein expressed to be precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met; or


	c)
a determination by a party's Board, as appropriate, that the consummation of the transactions contemplated herein is not in the best interest of the EquiTrust Fund or the Federated Trust, respectively, and notice given to the other party hereto.
     In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of any of the Acquiring Fund, the Acquired Fund, the Federated Trust, the EquiTrust Fund, or their respective Trustees, Directors or officers, to the other party or its Trustees, Directors or officers.
ARTICLE XII
AMENDMENTS
     This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of the EquiTrust Fund and the Federated Trust as specifically authorized by their respective Boards; provided, however, that following the meeting of the Acquired Fund shareholders called by the Acquired Fund pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Acquired Fund shareholders under this Agreement to the detriment of such shareholders without their further approval.
ARTICLE XIII
HEADINGS; COUNTERPARTS; GOVERNING LAW;
ASSIGNMENT;
LIMITATION OF LIABILITY
     The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.
     This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this paragraph, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     It is expressly agreed that the obligations of the Acquiring Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents, or employees of the Federated Trust personally, but shall bind only the Federated Trust property of the Acquiring Fund, as provided in the Declaration of Trust of the Federated Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Federated Trust on behalf of the Acquiring Fund and signed by authorized officers of the Federated Trust, acting as such. Neither the authorization by such Trustees nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Federated Trust property of the Acquiring Fund as provided in the Federated Trust's Declaration of Trust.
     It is expressly agreed that the obligations of the Acquired Fund hereunder shall not be binding upon any of the Directors, shareholders, nominees, officers, agents, or employees of the EquiTrust Fund personally, but shall bind only the property of the Acquired Fund, as provided in the Articles of Incorporation of the EquiTrust Fund. The execution and delivery of this Agreement have been authorized by the Directors of the EquiTrust Fund on behalf of the Acquired Fund and signed by authorized officers of the EquiTrust Fund, acting as such. Neither the authorization by such Directors nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Acquired Fund as provided in the EquiTrust Fund's Articles of Incorporation.



IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.


INTERMEDIATE
MUNICIPAL TRUST
on behalf of its
portfolio,
Federated Intermediate
Municipal Trust



[Signature], [Title]

EQUITRUST SERIES
FUND, INC.
on behalf of its
portfolio,
Managed Portfolio



[Signature], [Title]






Current as of:  8/18/94